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                                                                     EXHIBIT 5.1


                           Long Aldridge Norman, LLP
                                  Suite 5300
                             303 Peachtree Street
                               Atlanta, GA 30308

                               September 5, 1997


Board of Directors
Southern Electronics Corporation
4916 North Royal Atlanta Drive
Tucker, Georgia 30085

     Re:  Southern Electronics Corporation
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Southern Electronics Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering by the Company of up to 3,450,000 shares (inclusive of up to 450,000 shares subject to a 30-day over-allotment option granted to A. G. Edwards & Sons, Inc., Cleary Gull Reiland & McDevitt Inc., Interstate/Johnson Lane Corporation and C. L. King & Associates, Inc., as underwriters (the "Underwriters")) (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, including the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission").

     The opinion hereinafter set forth is given to the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including without limitation, the Certificate of Incorporation of the Company; the Amended and Restated Bylaws of the Company; the underwriting agreement between the Company and the Underwriters (the "Underwriting Agreement"); and resolutions duly adopted by the Board of Directors of the Company on August 26, 1997, authorizing and approving the
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Southern Electronics Corporation
September 5, 1997
Page 2


preparation and filing of the Registration Statement and the sale of the Shares. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware GCL"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware GCL that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those described in the Registration Statement. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the Opinion that:

     (1) the Shares, when issued and sold in accordance with the Underwriting Agreement, against payment in full of the purchase price therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Long Aldridge & Norman LLP
                                    ---------------------------------
                                    LONG ALDRIDGE & NORMAN LLP

                                    By:  Leonard A. Silverstein